UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2014, CSG Systems International, Inc. (“CSG”) held its Annual Meeting of Stockholders. The proposals voted upon at the meeting, which are more fully described in CSG’s proxy statement dated April 10, 2014 (the “2014 Proxy”), and the results of the vote were as follows:

Proposal 1: Election of Directors. The table below shows the results of the stockholders’ vote for the election of the Class II Directors, with terms expiring in 2017:

Name of Director	For	Withheld	Non Votes
David G. Barnes	29,263,816	128,753	1,758,464
John L. M. Hughes	28,924,737	467,832	1,758,464
Donald V. Smith	28,923,477	469,092	1,758,464

Proposal 2: Advisory Vote to Approve Executive Compensation. The table below shows the results of a non-binding advisory vote on CSG’s executive compensation program:

For	Against	Abstain	Non Votes
28,150,658	1,162,811	79,100	1,758,464

Proposal 3: Approval of an Amendment to Increase the Number of Shares Authorized for Issuance Under the Amended and Restated 2005 Stock Incentive Plan. A proposal to approve an amendment to the Amended and Restated CSG Systems International, Inc. 2005 Stock Incentive Plan to increase the number of shares authorized for issuance by 2,900,00 shares was adopted with the votes shown:

For	Against	Abstain	Non Votes
22,915,305	6,417,535	59,729	1,758,464

Proposal 4: Ratification of the Appointment of KPMG as Independent Registered Public Accounting Firm for Fiscal 2014. A proposal to ratify the appointment of KPMG LLP as CSG’s independent registered public accounting firm for fiscal 2014 was adopted with the votes shown:

For	Against	Abstain
30,330,073	769,697	51,263

9.01. Financial Statements and Exhibits.

(d) Exhibits

10.04	CSG Systems International, Inc. Amended And Restated 2005 Stock Incentive Plan dated May 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2014

CSG SYSTEMS INTERNATIONAL, INC.
By:	/s/ Rolland B. Johns
Rolland B. Johns,
Chief Accounting Officer

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